                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549
                                 ____________



                                  FORM 8-K/A

                                AMENDMENT NO. 1

                                      to

                                CURRENT REPORT

                               DATED MAY 2, 1994



                          CABOT OIL & GAS CORPORATION

            (Exact name of registrant as specified in its charter)




                                   Delaware
                (State of other jurisdiction of incorporation)




              1-10447                                 04-3072771
     (Commission File Number)           (IRS Employer Identification Number)



                  15375 Memorial Drive, Houston, Texas  77079
                   (Address of principal executive offices)




                                (713) 589-4600
              Registrant's telephone number, including area code)

                                                                         Page
                                                                         ----
ITEM 7.     FINANCIAL STATEMENTS AND EXHIBITS

      (a)   Financial Statements and Business Acquired

            Washington Energy Resources Company Financial Statements

            Report of Independent Accountants . . . . . . . . . . . . .   F-1

            Consolidated Statement of Income for the years ended
            September 30, 1993, 1992 and 1991 and for the six
            months ended March 31, 1994 and 1993 (unaudited) . . . . . .  F-2

            Consolidated Balance Sheet as of September 30, 1993
            and 1992 and as of March 31, 1994 (unaudited)  . . . . . F-3, F-4

            Consolidated Statement of Cash Flows for the years ended September 30, 1993, 1992 and 1991 and for the six months ended March 31, 1994 and 1993 (unaudited) . . F-5, F-6

            Consolidated Statements of Stockholders' Equity
            (Deficit) for the years ended September 30, 1993,
            1992 and 1991 and for the six months ended March
            31, 1994 (unaudited)  . . . . . . . . . . . . . . . . . . .   F-7

            Notes to Consolidated Financial Statements  . . . . . . . .   F-8

      (b)   Pro Forma Financial Information

            Cabot Oil & Gas Corporation Pro Forma Condensed
            Consolidated Financial Statements  . . . . . . . . . . . . .  F-22

            Pro  Forma  Condensed  Consolidated  Balance
            Sheet as of March 31, 1994 . . . . . . . . . . . . . . . . .  F-23

            Pro Forma Condensed Consolidated Statement of Income
            for the year ended December 31, 1993 . . . . . . . . . . . .  F-24

            Pro Forma Condensed Consolidated Statement of Income
            for the three months ended March 31, 1994. . . . . . . . . .  F-25

            Notes to Pro Forma Condensed Consolidated Financial
            Statements . . . . . . . . . . . . . . . . . . . . . . . . .  F-26

                  REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To the Stockholder of
     Washington Energy Resources Company:


We have audited the accompanying consolidated balance sheets of WASHINGTON ENERGY RESOURCES COMPANY (a Washington corporation) and subsidiaries as of September 30, 1993 and 1992, and the related consolidated statements of operations, stockholder's equity (deficit) and cash flows for each of the three years in the period ended September 30, 1993. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Washington Energy Resources Company and subsidiaries as of September 30, 1993 and 1992 and the results of their operations and their cash flows for each of the three years in the period ended September 30, 1993 in conformity with generally accepted accounting principles.


                                                ARTHUR ANDERSEN & CO.

Denver, Colorado,
   March 31, 1994

                     WASHINGTON ENERGY RESOURCES COMPANY
                     -----------------------------------

                    CONSOLIDATED STATEMENTS OF OPERATIONS
                    -------------------------------------

                                                                                             SIX MONTHS ENDED
                                                 YEAR ENDED SEPTEMBER 30,                        MARCH 31,
                                                 ------------------------               --------------------------
                                                1991          1992           1993          1993           1994
                                            ------------  -------------  ------------   ------------   -----------
                                                                                                (unaudited)
OPERATING REVENUES:
  Oil, gas and plant product sales          $ 26,086,704  $  25,320,990  $ 33,671,590   $ 15,697,739   $19,121,515
  Brokered income and other                      382,342        748,087       930,380        305,953    (3,533,473)

                                            ------------  -------------  ------------   ------------   -----------
      Total operating revenues                26,469,046     26,069,077    34,601,970     16,003,692    15,588,042

                                            ------------  -------------  ------------   ------------   -----------

OPERATING EXPENSES:
  Lease operating expenses                     1,938,038      2,664,697     3,725,584      1,814,611     1,871,702
  Processing and transportation expenses       2,469,723      2,365,305     2,807,600      1,303,941     1,036,917
  Production taxes                             2,192,435      2,622,331     4,126,847      1,677,652     2,637,301
  Depreciation, depletion and amortization     8,969,190      9,330,864    11,729,552      5,087,143     7,033,360
  General and administrative expenses          2,986,774      2,473,804     3,137,151      1,302,214     2,021,155

                                            ------------  -------------  ------------   ------------   -----------
      Total operating expenses                18,556,160     19,457,001    25,526,734     11,185,561    14,600,435

                                            ------------  -------------  ------------   ------------   -----------
      Operating income                         7,912,886      6,612,076     9,075,236      4,818,131       987,607

                                            ------------  -------------  ------------   ------------   -----------

OTHER INCOME (EXPENSE):
  Interest--parent company                    (3,392,812)    (3,370,730)   (3,966,872)    (1,692,635)   (2,309,800)
  Other interest, net                           (108,683)     1,123,794       247,386         97,624      (220,720)
  Foreign currency gain (loss)                    95,872        (45,344)      (16,576)        (1,532)      (30,591)
  Other                                            1,401         (2,574)       77,454          5,218         2,323

                                            ------------  -------------  ------------   ------------   -----------
      Total other income (expense)            (3,404,222)    (2,294,854)   (3,658,608)    (1,591,325)   (2,558,788)

                                            ------------  -------------  ------------   ------------   -----------

INCOME (LOSS) BEFORE
  INCOME TAXES                                 4,508,664      4,317,222     5,416,628      3,226,806    (1,571,181)

PROVISION (BENEFIT) FOR
  INCOME TAXES                                 1,388,471      1,077,496       723,904        461,486    (1,135,125)

                                            ------------  -------------  ------------   ------------   -----------

NET INCOME (LOSS)                          $   3,120,193  $   3,239,726  $  4,692,724   $  2,765,320   $  (436,056)
                                            ============  =============  ============   ============   ===========

The accompanying notes are an integral part of these consolidated financial statements.

                      WASHINGTON ENERGY RESOURCES COMPANY
                      -----------------------------------

                          CONSOLIDATED BALANCE SHEETS
                          ---------------------------


                                                                        SEPTEMBER 30,                 MARCH 31,
                                                              -------------------------------      --------------
                                                                  1992               1993               1994
                                                              ------------       ------------      --------------
                                                                                                     (unaudited)
CURRENT ASSETS:
  Cash and cash equivalents                                   $    834,402       $  1,382,405       $     578,284
  Accounts receivable-
      Oil and gas sales                                          4,730,134         11,752,096          15,498,760
      Joint interest billings                                    5,002,589          2,537,810           3,801,074
      Other                                                             --             96,784             146,518
  Inventory                                                        621,791            711,366             777,670
  Prepayments and other                                            737,523            732,608           1,216,702

                                                              ------------       ------------      --------------
            Total current assets                                11,926,439         17,213,069          22,019,008

                                                              ------------       ------------      --------------

PROPERTY, PLANT AND EQUIPMENT, at cost:
  Oil and gas properties (full-cost method of accounting)      173,346,273        207,959,202         237,275,073
  Office furniture and equipment                                 1,670,097          2,511,507           2,656,631

                                                              ------------       ------------      --------------

            Total property, plant and equipment                175,016,370        210,470,709         239,931,704

  Accumulated depreciation, depletion and amortization         (60,492,347)       (72,013,958)        (78,947,100)

                                                              ------------       ------------      --------------

            Net property, plant and equipment                  114,524,023        138,456,751         160,984,604

                                                              ------------       ------------      --------------

OTHER ASSETS, net                                                  131,493            453,072             884,812

TOTAL ASSETS                                                  $126,581,955       $156,122,892      $  183,888,424
                                                              ============       ============      ==============

The accompanying notes are an integral part of these consolidated balance sheets.

                      WASHINGTON ENERGY RESOURCES COMPANY
                      -----------------------------------

                          CONSOLIDATED BALANCE SHEETS
                          ---------------------------


                                                                        SEPTEMBER 30,                 MARCH 31,
                                                              -------------------------------       -------------
                                                                  1992               1993               1994
                                                              ------------       ------------       -------------
                                                                                                     (unaudited)
CURRENT LIABILITIES:
  Accounts payable and accrued expenses -
      Revenue and royalties payable                           $  5,231,654       $  7,326,397       $  13,895,205
      Trade                                                     14,217,355          8,621,445           8,341,745
      Drilling advances                                          1,031,194          1,891,830           1,166,433
      Payable to managed partnership                                    --          1,308,262                  --
      Payable for property acquisition                           5,431,029                 --                  --
      Other                                                        243,865            495,785             329,872
  Payable to parent-
      Notes and accounts payable                                51,386,681         72,287,585          98,877,102
  Current deferred income taxes                                  1,966,331            968,777             968,777
  Production and ad valorem taxes payable                        2,390,259          3,534,365           3,773,503
  Current portion of long-term debt                                 22,100          2,697,310              26,741

                                                              ------------       ------------       -------------
            Total current liabilities                           81,920,468         99,131,756         127,379,378

                                                              ------------       ------------       -------------
NON-CURRENT LIABILITIES:
  Long-term debt                                                   418,563          1,910,868             336,392
  Deferred income taxes                                         10,133,951         16,607,693          18,333,787

                                                              ------------       ------------       -------------
            Total non-current liabilities                       10,552,514         18,518,561          18,670,179

                                                              ------------       ------------       -------------

COMMITMENTS AND CONTINGENCIES (Note 7)

STOCKHOLDER'S EQUITY:
  Common stock, $10 par value; 1,000,000 shares authorized;
      1,000 shares outstanding                                      10,000             10,000              10,000
  Paid-in capital                                               38,990,000         38,990,000          38,990,000
  Retained earnings (deficit)                                   (4,425,557)           267,167            (168,889)
  Cumulative foreign currency translation adjustments             (465,470)          (794,592)           (992,244)

                                                              ------------       ------------       -------------
            Total stockholder's equity                          34,108,973         38,472,575          37,838,867

                                                              ------------       ------------       -------------
TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY                    $126,581,955       $156,122,892       $ 183,888,424
                                                              ============       ============       =============

The accompanying notes are an integral part of these consolidated balance sheets.

                      WASHINGTON ENERGY RESOURCES COMPANY
                      -----------------------------------

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                     -------------------------------------

                                                                                             SIX MONTHS ENDED
                                                    YEAR ENDED SEPTEMBER 30,                     MARCH 31,
                                            -----------------------------------------   --------------------------
                                                1991          1992           1993          1993           1994
                                            ------------  -------------  ------------   ------------   -----------
                                                                                                (unaudited)
CASH FLOWS FROM OPERATING
  ACTIVITIES:
     Net income (loss)                      $  3,120,193  $   3,239,726  $  4,692,723   $  2,765,320   $  (436,056)
     Adjustments to reconcile net income
      (loss) to net cash provided by
      operating activities
     Depreciation, depletion and
      amortization                             8,969,190      9,330,864    11,729,552      5,087,143     7,033,360
     Other assets amortization                     1,593          4,381       116,006         73,821       148,315
     Increase in accounts receivable          (1,234,420)    (4,650,311)   (4,663,757)    (5,942,322)   (5,084,125)
     Decrease (increase) in inventory           (474,120)        16,446       (89,575)       444,405       (91,953)
     Decrease (increase) in prepayments
      and other                                 (623,935)       192,298         4,915       (152,752)     (493,471)
     Decrease (increase) in other assets          57,610       (113,616)     (437,585)      (451,977)     (580,055)
     Increase (decrease) in accounts payable
      and accrued expenses                    (2,146,132)    14,825,962    (1,921,781)    (7,730,577)    7,107,993
     Increase in production and ad valorem
      taxes payable                              104,485        482,664     1,144,931        386,064       844,197
     Increase in deferred income
      taxes                                      582,600      3,013,856     5,491,424      4,807,071     1,725,458

                                            ------------  -------------  ------------   ------------   -----------
      Net cash provided by operating
       activities                              8,357,064     26,342,270    16,066,853       (713,804)   10,173,663

                                            ------------  -------------  ------------   ------------   -----------

CASH FLOWS FROM INVESTING
  ACTIVITIES:
     Property additions-
      Oil and gas properties                 (25,284,785)   (32,213,527)  (36,138,039)   (13,198,769)  (29,538,534)
      Office furniture and equipment            (527,078)      (931,503)   (1,082,205)      (354,887)     (544,539)
     Proceeds from property divestitures         127,510        342,925     1,338,964        853,314       403,072
     Drilling advances                                --      1,031,194       860,636        (45,415)     (725,397)
     Payable for property acquisition                 --      5,431,029    (5,431,029)    (5,431,029)           --

                                            ------------  -------------  ------------   ------------   -----------
      Net cash used in investing activities  (25,684,353)   (26,339,882)  (40,451,673)   (18,176,786)  (30,405,398)

                                            ------------  -------------  ------------   ------------   -----------

The accompanying notes are an integral part of these consolidated financial statements.

                      WASHINGTON ENERGY RESOURCES COMPANY
                      -----------------------------------

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                     -------------------------------------


                                                                                             SIX MONTHS ENDED
                                                    YEARS ENDED SEPTEMBER 30,                    MARCH 31,
                                            -----------------------------------------   --------------------------
                                                1991          1992           1993          1993           1994
                                            ------------  -------------  ------------   ------------   -----------
                                                                                                (unaudited)
CASH FLOWS FROM FINANCING
  ACTIVITIES:
     Borrowings from parent, net            $ 17,938,856  $     343,766  $ 20,900,904   $ 15,090,889   $23,735,967
     Borrowings on long-term debt                     --             --     6,435,000      4,455,000     6,080,697
     Payments on long-term debt                 (148,732)      (173,439)   (2,267,485)    (1,304,546)  (10,325,742)

                                            ------------  -------------  ------------   ------------   -----------
      Net cash provided by financing
        activities                            17,790,124        170,327    25,068,419     18,241,343    19,490,922

                                            ------------  -------------  ------------   ------------   -----------
EFFECT OF EXCHANGE RATE
  CHANGES ON CASH                                (84,135)       (80,268)     (135,596)       (32,575)      (63,307)

                                            ------------  -------------  ------------   ------------   -----------
NET INCREASE IN CASH                             378,700         92,447       548,003       (681,822)     (804,120)

BEGINNING CASH                                   363,255        741,955       834,402        834,402     1,382,405

                                            ------------  -------------  ------------   ------------   -----------
ENDING CASH                                 $    741,955  $     834,402  $  1,382,405   $    152,580   $   578,285
                                            ============  =============  ============   ============   ===========

SUPPLEMENTAL CASH FLOW
  INFORMATION:

      Interest and income taxes are paid by the parent on the Company's behalf and are reflected in payable to parent in the accompanying balance sheet.


The accompanying notes are an integral part of these consolidated financial statements.

                      WASHINGTON ENERGY RESOURCES COMPANY
                      -----------------------------------

           CONSOLIDATED STATEMENTS OF STOCKHOLDER'S EQUITY (DEFICIT)
           ---------------------------------------------------------

                                                                             Cumulative
                                                                              Foreign
                                          Common Stock                        Currency       Retained       Total
                                      ----------------------   Paid-In      Translation      Earnings       Equity
                                      Shares      Amount       Capital      Adjustments      (Deficit)     (Deficit)
                                      -------     --------  ------------    ------------  -------------   ------------
BALANCE, September 30, 1990             1,000    $ 10,000   $ 38,990,000   $      3,595   $ (10,785,476)  $ 28,218,119
   Translation rate adjustments            --          --             --         20,400              --         20,400
   Net income                              --          --             --             --       3,120,193      3,120,193

                                      -------    --------   ------------   ------------   -------------   ------------
BALANCE, September 30, 1991             1,000      10,000     38,990,000         23,995      (7,665,283)    31,358,712

   Translation rate adjustments            --          --             --       (489,465)             --       (489,465)
   Net income                              --          --             --             --       3,239,726      3,239,726

                                      -------    --------   ------------   ------------   -------------   ------------
BALANCE, September 30, 1992             1,000      10,000     38,990,000       (465,470)     (4,425,557)    34,108,973

   Translation rate adjustments            --          --             --       (329,122)             --       (329,122)
   Net income                              --          --             --             --       4,692,724      4,692,724

                                      -------    --------   ------------   ------------   -------------   ------------
BALANCE, September 30, 1993             1,000      10,000     38,990,000       (794,592)        267,167     38,472,575

   Translation rate adjustments            --          --             --       (197,652)             --       (197,652)
   Net income                              --          --             --             --        (436,056)      (436,056)

                                      -------    --------   ------------   ------------   -------------   ------------
BALANCE, March 31, 1994 (unaudited)     1,000    $ 10,000   $ 38,990,000   $   (992,244)  $    (168,889)  $ 37,838,867
                                      =======    ========   ============   ============   =============   ============


The accompanying notes are an integral part of these consolidated financial statements.

                      WASHINGTON ENERGY RESOURCES COMPANY
                      -----------------------------------

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  ------------------------------------------
(Information pertaining to the six months ended March 31, 1993 and 1994 is unaudited.)

(1)   THE COMPANY
      -----------

Washington Energy Resources Company (the "Company") was formed in 1991 as a wholly-owned subsidiary of Washington Energy Company ("WECO" or the "Parent") in connection with a corporate reorganization of several of the Company's wholly-owned subsidiaries. The Company engages in the acquisition, exploration, development, marketing and management of oil and gas assets in the United States and Canada.

(2)   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
      ------------------------------------------

Principles of Consolidation
- - ---------------------------

The accompanying financial statements include the accounts of Washington Energy Resources Company, its wholly-owned subsidiaries and its proportionately consolidated 49.5% interest in a "Managed Partnership" (see Notes 6 and 9) (collectively, the "Company"). All significant intercompany transactions have been eliminated.

Cash and Cash Equivalents
- - -------------------------

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

Inventory
- - ---------

Inventory consists of lease and well equipment and is stated at the lower of cost or market based on a weighted average method.

Oil and Gas Properties
- - ----------------------

The Company follows the full-cost method of accounting for oil and gas properties. Under this method, all costs associated with the acquisition, exploration and development of oil and gas properties, including directly related overhead costs, are capitalized into two cost centers (the United States and Canada). Capitalized overhead costs for 1991, 1992 and 1993 were $0, $979,405 and $2,016,929, respectively.

Oil and gas properties, as well as costs to develop proved reserves, are depleted using the unit-of-production method based on estimates of total proved reserves. Costs associated with site restoration, dismantlement, and abandonment approximate salvage values and are thus not accrued or depleted. Investments in unproved properties are not amortized until proved reserves associated with the properties can be determined or until impairment occurs. If the results of an assessment indicate that the properties are impaired, the amount of the impairment is added to the capitalized costs to be amortized. As of September 30, 1991, 1992 and 1993, capitalized costs of properties not being amortized totaled approximately $7,527,000, $7,789,000 and $6,464,000. The capitalized costs of properties not being amortized at September 30, 1993, were incurred primarily between 1991 and 1993.

In addition, capitalized costs cannot exceed the "estimated present value," discounted at a ten percent interest rate, of future net revenues from proved reserves, based on current economic and operating conditions, plus the lower of cost or fair market value of unproved properties, as determined on a quarterly basis. Proceeds from sales of oil and gas properties are credited to the full-cost pool with no gain or loss recognized unless such transactions would significantly alter the relationship between capitalized costs and proved reserves of oil and gas.

      Management Fees
      ---------------

The Company has entered into several arrangements to manage oil and gas leasing and production activities (exclusive of any current drilling activities), firm interstate transportation space, and municipal gas supplies. Under these agreements, the Company either receives a fee based on production or a fixed amount annually as reimbursement for the cost of providing these services. Accordingly, these fees are offset against general and administrative expenses and totaled $0, $160,417 and $623,820 in 1991, 1992 and 1993, respectively.
Incentive fees received under these agreements are included in brokered income and other in the accompanying financial statements.

      Gas Brokering
      -------------

The Company's business activities include the buying and selling of natural gas. The Company recognizes revenue and costs on these brokering transactions at the time the gas is purchased or sold. The net income (loss) from this activity is included in brokered income and other in the accompanying statements of operations.

      Other Property, Plant and Equipment
      -----------------------------------

Capitalized costs of $1,432,787 and $3,339,696 associated with a gas processing plant and pipeline assets, for 1992 and 1993 respectively, are included in oil and gas properties and are being depreciated on a straight-line basis over their estimated useful lives of 5 to 10 years.

Office furniture and fixtures are depreciated on a straight-line basis over their related estimated useful lives ranging from 3 to 10 years.

      Hedging
      -------

The Company regularly hedges, through oil and gas futures contracts and price swaps, including basis differential swaps to the Rocky Mountains, a significant portion of both its own production and production committed to the Company under gas supply contracts. Gains and losses on hedging transactions are recognized in the period in which the related production is sold. Hedging transactions associated with the Company's own production are reported as adjustments to production revenues. Hedges related to production purchased by the Company are reported as brokering and other income. WECO has guaranteed the Company's obligations under all of its hedging agreements.

The price impact for hedges open for committed third party production is contractually passed through to the third party producer. The Company also has hedge positions associated with its Managed Partnership of which the price effect of some hedges are contractually assigned to its Managed Partnership.

At March 31, 1994, the Company had a significant number of hedging contracts outstanding which mature in fiscal 1994 through 1996. The Company has deferred hedging losses totalling $619,957 as of March 31, 1994. In addition, the Company had open loss positions of $3,294,174 at March 31, 1994 based on futures prices as of that date. As discussed in note 9, substantially all outstanding hedge agreements as of January 1, 1994 were assigned to WECO except for those associated with the third party producer Managed Partnership.

      Income Taxes
      ------------

The Company is included in the consolidated tax return of its parent. The provision for income taxes is computed as if the Company were a stand-alone entity using the consolidated tax rate. Under an informal tax sharing arrangement between members of the consolidated group, the Company pays or is paid for the tax liability or benefit that it generates on a separate company basis.

The Company accounts for income taxes under Statement of Financial Accounting Standards No. 96, "Accounting for Income Taxes". Deferred income taxes are provided for the tax consequences in future years of differences between the tax basis of assets and liabilities and their financial reporting amounts at each year-end based on enacted tax laws and statutory tax rates. Such differences result primarily from recognizing drilling costs and depreciation, depletion and amortization in different periods for financial reporting and tax purposes and utilization of tax credits.

In February 1992, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 109 ("SFAS 109"), "Accounting for Income Taxes", which allows for the recognition of deferred tax assets in certain circumstances. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. The Company is required to adopt SFAS 109 in fiscal 1994. Management of the Company does not anticipate that adoption of this Statement will have a material impact on the accompanying financial statements.

      Foreign Currency Translation and Transactions
      ---------------------------------------------

The Company translates balance sheet accounts of Canadian operations using the year-end exchange rate, and income statement items at the average exchange rate for the year. Any resulting translation adjustments are reflected as a separate component of stockholder's equity. Foreign currency transaction adjustments are recognized in the statement of operations in the period incurred.

      Gas Balancing
      -------------

The Company uses the sales method of accounting for natural gas revenues whereby revenues are recognized based on the amount of gas sold to purchasers. The amount of gas sold may differ from the amounts to which the Company is entitled based on its working interest in the properties. Properties which has insufficient reserves to cover the imbalance will be recorded as a liability.

(3)   LONG-TERM DEBT
      --------------

Long-term debt at September 30, 1992 and 1993 consists of the following:

                                Current          Long-term           Total
                             ------------       ------------      ------------
1993
- - ----
  Note payable to bank (a)   $  2,673,000       $  1,547,735      $  4,220,735
  Other note payable (b)           24,310            363,133           387,443

                             ------------       ------------      ------------
                             $  2,697,310       $  1,910,868      $  4,608,178
                             ============       ============      ============
1992
- - ----
  Other note payable (b)     $     22,100       $    418,563      $    440,663
                             ============       ============      ============

  (a) The Company's Managed Partnership (see Note 6) has an amended limited recourse note payable to a bank with an unpaid principal balance of $8,526,738 at September 30, 1993. The note bears interest at a floating rate, elected periodically, based upon either the LIBOR rate plus 3% or the bank's base rate plus 1.5%. Principal and interest are generally payable monthly out of substantially all of the unconsolidated subsidiary's net revenues from its oil and gas properties, as defined in the agreement, with any outstanding principal and interest due in full on October 23, 1996. The Company's liability on the note is limited to its 49.5% interest in the Managed Partnership. The note is secured by substantially all of the Managed Partnership's assets. The current portion of long-term debt includes estimated repayments of net revenues to be recognized in fiscal 1994 (see Note 9).

  (b) In connection with an acquisition of certain oil and gas properties in fiscal 1988, the Company executed an unsecured, non-interest bearing note payable with an original principal balance of approximately $850,000 due in monthly installments of $63,055 through 2002. The Company has discounted the note based on an imputed interest rate of 10%. The total unamortized discount outstanding at September 30, 1992 and 1993 was $284,057 and $243,103, respectively.


(4)   RELATED PARTY TRANSACTIONS
      --------------------------

The Company participates in a consolidated banking arrangement with WECO and other members of the affiliated group. Under the terms of the arrangement, WECO borrows or lends money from or to each of its subsidiaries at current market interest rates. The weighted average interest rate on short-term notes outstanding at September 30, 1992 and 1993, payable to WECO was 6.6% and 5.9%, respectively.

WECO has provided a portion of the Company's general and administrative services and has charged the Company for such services at rates which, in management's opinion, approximate what the company would have incurred on a separate company basis. General and administrative expenses charged by WECO to the Company in 1991, 1992 and 1993 were $170,846, $125,249 and $108,574, respectively.

Prior to 1993, the Company sold substantially all of its gas production to an affiliate under a gas supply contract. Effective October 8, 1992, the gas supply contract was terminated and the Company began negotiating new contracts with third parties (see Note 7) and sells the remainder of its gas in the spot market. Sales to this affiliate for the years ended September 30, 1991, 1992 and 1993 were $7,265,874, $7,517,294 and $264,237, representing approximately 28%,
30%, and .8% of total sales, respectively.


(5)   INCOME TAXES
      ------------

The provision (benefit) for income taxes consists of the following:

                                    For the Year Ended September 30
                            ---------------------------------------------
                                1991             1992            1993
                                ----             ----            ----
         Current            $   791,771     $ (1,889,856)    $ (4,752,284)
         Deferred               596,700        2,967,352        5,476,188

                            -----------     ------------     ------------
            Total           $ 1,388,471     $  1,077,496     $    723,904
                            ===========     ============     ============

A reconciliation of the income tax provision at the federal statutory tax rate to the income tax provision at the effective rate is as follows:

                                                          For the Year Ended September 30
                                                   ----------------------------------------------
                                                       1991             1992            1993
                                                       ----             ----            ----
         Tax computed based on 34%
           statutory rate                          $ 1,532,946        $ 1,467,856     $ 1,841,654
         Effect of change in deferred taxes due
           to change in statutory tax rate to 35%        -                 -              435,702
         Tax credits on tight sands production        (138,313)           (21,473)     (1,622,154)
         Excess percentage depletion                   (76,332)          (112,017)        (96,685)
         Other                                          70,170           (256,870)        165,387

                                                   -----------        -----------     -----------
           Total provision for income taxes        $ 1,388,471        $ 1,077,496     $   723,904
                                                   ===========        ===========     ===========

The provision for deferred income taxes results from the following:

                                                       For the Year Ended September 30
                                                ----------------------------------------------
                                                    1991             1992            1993
                                                    ----             ----            ----
          Temporary differences:
           Depreciation, depletion
            and amortization                    $(2,622,725)       $(2,643,988)    $(2,206,601)
           Intangible drilling costs              3,365,179          1,432,699       3,429,895
           Lease abandonment deductions             -                4,454,426       3,562,392
           Effect of change in tax rate to 35%      -                 -                459,308
           Other                                   (145,754)          (275,785)        231,194

                                                -----------        -----------     -----------
            Deferred tax provision              $   596,700        $ 2,967,352     $ 5,476,188
                                                ===========        ===========     ===========

As of September 30, 1993, the Company had alternative minimum tax credit carryforwards of approximately $1.2 million available to offset future regular tax liabilities.

For fiscal years ending September 30, 1991, 1992 and 1993, the Company recognized interest income of $0, $1,171,120 and $511,748, respectively, related primarily to tax refunds associated with abandoned lease deductions.


(6)   INVESTMENT IN OIL AND GAS PARTNERSHIP
      -------------------------------------

The Company is the managing general partner in a partnership (the "Managed Partnership") formed with two other partners to acquire leasehold interests in certain oil and gas properties for $13.4 million. Approximately 70% of the purchase price was funded through limited recourse bank debt. The loan is recourse to the Company only to the extent of its interest in the Managed Partnership. The Company proportionately consolidates its 49.5% interest in the partnership (see Note 9).

(7)   COMMITMENTS AND CONTINGENCIES
      -----------------------------

The Company has entered into various noncancelable operating lease agreements, primarily for office space, furniture, fixtures and equipment and vehicles. Future minimum lease payments due under these agreements are as follows:

            Fiscal year
            -----------
               1994                             $    571,270
               1995                                  561,510
               1996                                  688,943
               1997                                  635,014
               1998                                  627,101
               1999 and thereafter                 1,620,083
                                                ------------
                                                $  4,703,921
                                                ============

Total rent expense under operating leases for the years ended September 30, 1991, 1992 and 1993, was $285,512, $479,945 and $571,851, respectively.

In addition, the Company has entered into a gas supply contract, guaranteed by WECO, to provide 21,800 MMbtu per day to a co-generation facility in Bellingham, Washington for a 15-year period beginning July 1, 1993. The price received under the contract is initially fixed with an annual escalator. Gas supplied under the contract is provided through the Company's own production and through committed third party gas production.

The Company has entered into agreements with three natural gas pipeline companies reserving capacity to transport gas on a pipeline expansion placed in service on November 1, 1993. In addition, the Company has an agreement for gas storage capacity effective July 1, 1993, in a storage field for purposes of balancing gas volumes transported on the pipeline expansion. These contracts, which vary in term from 10 to 30 years, call for fixed monthly demand charges regardless of the volumes transported or stored. The fixed portion of these commitments is as follows:

               1994                             $   8,192,000
               1995                                 9,006,000
               1996                                 9,027,000
               1997                                 9,049,000
               1998                                 9,073,000
               1999 and thereafter                179,349,000
                                                -------------
                                                $ 223,696,000
                                                =============

The Company has incurred losses of $2.9 million for the six months ended March 31, 1994 related to these pipeline transportation and storage contracts. The Company anticipates additional losses for the foreseeable future and its ability to mitigate those losses over time is uncertain. As of March 31, 1994, the Pipeline Transportation Agreements were supported by letters of credit totaling $6,000,000 U.S. and $816,528 CDN, and guarantees by WECO. In connection with the merger discussed in Note 9, these transportation agreements were transferred to WECO effective January 1, 1994.

The Company is involved in various litigation matters in the normal course of business both as plaintiff and as defendant. In management's opinion, the ultimate outcome of these matters will not have a material impact on the accompanying financial statements.

(8)   PENSION AND RETIREMENT BENEFITS
      -------------------------------

The Company participates in a defined benefit pension plan ("the Plan") sponsored by WECO which benefits all employees who have attained 21 years of age and have completed one year of service. Benefits are based on compensation and length of service. WECO's policy is to fund the Plan annually at the level necessary to provide benefits attributable to service to date and those expected to be earned in the future. The Company's cost of participation was approximately $47,900, $12,500, and $27,000, respectively, for the years ended 1991, 1992 and 1993. The estimated share of vested benefits attributed to the Company's participation in the WECO plan is not readily determinable.

As a result of the Merger discussed in Note 9, the Company will no longer participate in the WECO pension plan after the closing date. All employees who are vested (five years of employment), will be eligible for a deferred vested benefit from the plan at a later date or a lump sum benefit if the actuarially determined benefit at time of termination is $3,500 or less.

(9)   SUBSEQUENT EVENTS
      -----------------

Effective October 1, 1993, the Company purchased an additional 12.625% interest in the Managed Partnership for an adjusted purchase price of $2.6 million. This purchase results in the Company having a majority interest and voting control over substantially all of the Managed Partnership's activities. In March 1994, the Company reached an agreement with the remaining general partner to dissolve the partnership, pay off the remaining partnership bank debt and convert ownership in the Managed Partnership's properties to direct working interests of the partners.

On February 25, 1994, the Company and WECO entered into an Agreement of Merger which was finalized on May 2, 1994. The merger essentially provided for the sale of all of the stock of the Company to a third party in exchange of cash and common and convertible preferred stock of the third party. In conjunction with the merger, WECO retained certain of the Company's marketing, pipeline and gas storage contractual arrangements with several natural gas pipeline companies as further discussed in Note 7. Accordingly, the Company will no longer be required to make the demand charge payments discussed in Note 7. The merger agreement also provides that both the Company and WECO make certain representations, warranties and indemnifications for the benefit of the third party for potential liabilities, if any related to periods prior to the effective date of the sale.

Further, the Company has entered into an agreement with a third party to sell a portion of its pipeline and storage contracts, at full-term and full-tariff rates. Effective November 1, 1995, 51% of the largest pipeline capacity contract will be acquired by the third party. On April 1, 1994, 43% of the Company's storage capacity in Alberta, Canada will be acquired.

Further, to facilitate the sale, substantially all outstanding hedge agreements discussed in Note 2, and those entered into subsequent to the Company's fiscal year-end were assigned to WECO effective January 1, 1994.


(10)  SUPPLEMENTAL FINANCIAL DATA - OIL AND GAS ACTIVITIES
      ----------------------------------------------------

      Major Purchasers
      ----------------

In addition to the sales to an affiliate discussed in Note 4, sales to two purchasers were approximately $3,200,000 and $2,800,000 or approximately 13% and 11%, respectively for the year ended September 30, 1992. Sales to two other purchasers were approximately $5,600,000 and $5,700,000 or approximately 11% and 11%, respectively for the year ended 1993. There were no other major purchasers in 1991.


      Costs Incurred
      --------------
      1991                                            U.S.          Canada            Total
      ----                                       ------------    ------------      ------------
          Property Acquisitions (Divestitures), net:
             Unproved                            $  2,060,000    $     31,000      $  2,091,000
             Proved                                 6,221,000               -         6,221,000
          Exploration costs                         3,801,000         671,000         4,472,000
          Development costs                        12,306,000         218,000        12,524,000
          Sales of producing properties                     -               -                 -

                                                 ------------    ------------      ------------
             Total                               $ 24,388,000    $    920,000      $ 25,308,000
                                                 ============    ============      ============
          Depreciation, depletion and
             amortization                        $  7,577,000    $  1,332,000      $  8,909,000
                                                 ============    ============      ============
          Depreciation, depletion and
             amortization per equivalent
             unit-of-production                  $       4.73    $       3.76      $       4.55
                                                 ============    ============      ============
      1992
      ----
          Property Acquisitions (Divestitures), net:
             Unproved                            $  2,219,000    $      5,000      $  2,224,000
             Proved                                 9,429,000               -         9,429,000
          Exploration costs                         1,073,000         131,000         1,204,000
          Development costs                        18,402,000               -        18,402,000
          Sales of producing properties                     -               -                 -

                                                 ------------    ------------      ------------
               Total                             $ 31,123,000    $    136,000      $ 31,259,000
                                                 ============    ============      ============

          Depreciation, depletion and
             amortization                        $  8,652,000    $    551,000      $  9,203,000
                                                 ============    ============      ============

          Depreciation, depletion and
             amortization per equivalent
             unit-of-production                  $       4.24    $       5.45      $       4.30
                                                 ============    ============      ============

      1993
      ----
          Property Acquisitions (Divestitures), net:
             Unproved                            $  3,716,000    $    102,000      $  3,818,000
             Proved                                  (113,000)       (853,000)         (966,000)
          Exploration costs                         5,001,000        (411,000)        4,590,000
          Development costs                        27,126,000          45,000        27,171,000
          Sales of producing properties                     -               -                 -

                                                 ------------    ------------      ------------
             Total                               $ 35,730,000    $ (1,117,000)     $ 34,613,000
                                                 ============    ============      ============
          Depreciation, depletion and
             amortization                        $ 10,849,000    $    519,000      $ 11,368,000
                                                 ============    ============      ============
          Depreciation, depletion and
             amortization per equivalent
             unit-of-production                  $       3.95    $       6.29      $       4.02
                                                 ============    ============      ============


      Capitalized Costs Relating to Oil and Gas Activities
      ----------------------------------------------------
      1991                                            U.S.          Canada            Total
      ----                                       ------------    ------------      ------------
          Unproved properties                   $   7,500,000     $    27,000     $   7,527,000
          Proved properties                       127,489,000       7,071,000       134,560,000

                                                 ------------    ------------      ------------

                Total capitalized costs           134,989,000       7,098,000       142,087,000

          Accumulated depreciation,
             depletion and amortization            49,466,000       1,746,000        51,212,000
                                                 ------------    ------------      ------------
                Net capitalized costs            $ 85,523,000    $  5,352,000     $  90,875,000
                                                 ============    ============      ============

      1992                                            U.S.          Canada            Total
      ----                                       ------------    ------------      ------------
          Unproved properties                   $   7,763,000     $    26,000     $   7,789,000
          Proved properties                       158,349,000       7,208,000       165,557,000
                                                 ------------    ------------      ------------
                Total capitalized costs           166,112,000       7,234,000       173,346,000

          Accumulated depreciation,
             depletion and amortization            58,139,000       2,115,000        60,254,000
                                                 ------------    ------------      ------------
                Net capitalized costs            $107,973,000    $  5,119,000      $113,092,000
                                                 ============    ============      ============


      1993                                            U.S.          Canada            Total
      ----                                       ------------    ------------      ------------
          Unproved properties                   $   6,408,000   $      56,000     $   6,464,000
          Proved properties                       195,434,000       6,061,000       201,495,000

                                                 ------------    ------------      ------------
                Total capitalized costs           201,842,000       6,117,000       207,959,000
          Accumulated depreciation,
             depletion and amortization            68,941,000       2,473,000        71,414,000
                                                 ------------    ------------      ------------
                Net capitalized costs            $132,901,000    $  3,644,000      $136,545,000
                                                 ============    ============      ============

      Estimated Proved Oil and Gas Reserves (Unaudited)
      ------------------------------------------------

The following estimates of proved reserve quantities represent reserves of crude oil, natural gas, and natural gas liquids that geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions. Proved developed reserves are those expected to be recovered through existing wells, equipment, and operating methods. All reserve information is based on estimates prepared by Ryder Scott Company Petroleum Engineers. Due to inherent uncertainties and the limited nature of reservoir data, estimates of underground reserves are subject to change over time as additional information becomes available.

                                                          Gas                  Oil and Natural Gas Liquids
                                              (In millions of cubic feet)       (In thousands of barrels)
                                           -------------------------------------------------------------------
                                              U.S.       Canada     Total       U.S.      Canada      Total
                                           ---------   ---------  ---------   ---------  ---------   ---------
Total proved reserves:
         September 30, 1990                   72,522       5,165     77,687       3,048        447       3,495
            Revisions of previous
              estimates                       (7,259)      2,093     (5,166)      1,118       (102)      1,016
            Purchases of reserves
              in place                         5,210           -      5,210         836          -         836
            Extensions and discoveries        26,928       1,876     28,804         660         80         740
            Production                        (6,709)     (1,511)    (8,220)       (485)      (113)       (598)
            Sales of reserves in place             -           -          -           -          -           -

                                           ---------   ---------  ---------   ---------  ---------   ---------

         September 30, 1991                   90,692       7,623     98,315       5,177        312       5,489
            Revisions of previous
              estimates                        5,297      (4,252)     1,045         320        (68)        252
            Purchases of reserves
              in place                        13,273       -         13,273         890        -           890
            Extensions and discoveries        23,582       1,946     25,528         326         59         385
            Production                        (8,830)       (307)    (9,137)       (567)       (50)       (617)
            Sales of reserves in place           (46)      -            (46)        (68)       -           (68)

                                           ---------   ---------  ---------   ---------  ---------   ---------

         September 30, 1992                  123,968       5,010    128,978       6,078        253       6,331
            Revisions of previous
              estimates                          125        (940)      (815)        522        (12)        510
            Purchase of reserves
              in place                           233       -            233          35        -            35
            Extensions and discoveries        72,813       -         72,813       1,050        -         1,050
            Production                       (12,712)       (347)   (13,059)       (619)       (22)       (641)
            Sales of reserves in place          (276)      -           (276)         (1)      (118)       (119)

                                           ---------   ---------  ---------   ---------  ---------   ---------

         September 30, 1993                  184,151       3,723    187,874       7,065        101       7,166
                                             =======       =====    =======       =====        ===       =====

Proved developed reserves:
         September 30, 1990                   52,019       5,165     57,184       2,011        453       2,464
         September 30, 1991                   68,527       7,623     76,150       2,874        313       3,187
         September 30, 1992                   83,416       3,065     86,481       3,428        194       3,622
         September 30, 1993                  136,172       1,411    137,583       5,527         26       5,553

Standardized Measure of Discounted Future Net Cash Flows (Unaudited)
- - --------------------------------------------------------------------

The standardized measure of discounted future net cash flows is computed by applying year-end prices, adjusted for existing contractual arrangements and hedging agreements, to year-end quantities of proved reserves. Estimated future development and production costs are based on year-end costs, assuming continuation of existing economic conditions. Future income tax expenses are based on year-end statutory tax rates and laws currently in effect. The estimated future net cash flows are then discounted at 10 percent a year to reflect the estimated timing of the future cash flows. Probable future changes in demand for and prices of oil and gas, inflation and other factors make such estimates inherently imprecise and subject to substantial revision.


                                                             U.S.              Canada          Total
                                                          -----------         ----------     -----------
September 30, 1991
   Future cash inflows                                  $ 252,923,000      $  14,941,000   $ 267,864,000
   Future production and development costs               (108,310,000)        (2,620,000)   (110,930,000)
   Future income tax expense                              (21,669,000)        (2,869,000)    (24,538,000)

                                                          -----------         ----------     -----------

   Future net cash flows                                  122,944,000          9,452,000     132,396,000
   10% annual discount for estimated timing
      of cash flows                                       (48,441,000)        (1,988,000)    (50,429,000)

                                                          -----------         ----------     -----------
   Standardized measure of discounted future
      net cash flows                                    $  74,503,000      $   7,464,000   $  81,967,000
                                                          ===========         ==========     ===========
September 30, 1992
   Future cash inflows                                  $ 360,784,000      $  11,291,000   $ 372,075,000
Future production and development costs                  (152,009,000)        (4,415,000)   (156,424,000)
   Future income tax expense                              (30,321,000)          (345,000)    (30,666,000)

                                                          -----------         ----------     -----------

   Future net cash flows                                  178,454,000          6,531,000     184,985,000
   10% annual discount for estimated timing
      of cash flows                                       (73,187,000)        (1,066,000)    (74,253,000)

                                                          -----------         ----------     -----------
   Standardized measure of discounted future
      net cash flows                                    $ 105,267,000      $   5,465,000   $ 110,732,000
                                                          ===========         ==========     ===========

September 30, 1993
   Future cash inflows                                  $ 539,116,000      $   8,702,000    $547,818,000
   Future production and development costs               (212,245,000)        (1,306,000)   (213,551,000)
   Future income tax expense                              (76,306,000)        (2,216,000)    (78,522,000)

                                                          -----------         ----------     -----------
   Future net cash flows                                  250,565,000          5,180,000     255,745,000
   10% annual discount for estimated timing
      of cash flows                                      (108,704,000)        (1,184,000)   (109,888,000)

                                                          -----------         ----------     -----------
   Standardized measure of discounted future
      net cash flows                                    $ 141,861,000      $   3,996,000   $ 145,857,000
                                                          ===========         ==========     ===========

 Principal Sources of Changes in Future Net Cash Flows (Unaudited)
 ----------------------------------------------------------------

                                                                               1991
                                                           ---------------------------------------------
                                                              U.S.            Canada            Total
                                                           ----------        ---------        ----------
    Principal sources of changes in future
       net cash flows:
          Balance, beginning of year                     $ 79,138,000     $  9,842,000      $ 88,980,000
          Sales and transfers of oil and gas
             produced, net of production costs            (17,042,000)      (2,446,000)      (19,488,000)
          Net changes in prices and production costs      (42,545,000)      (4,199,000)      (46,744,000)
          Extensions, discoveries and improved recovery    17,011,000        1,736,000        18,747,000
          Expenditures incurred that reduce
             future development costs                       4,631,000         -                4,631,000
          Revisions to future development costs            (2,756,000)        -               (2,756,000)
          Revisions of quantity estimates                    (404,000)       1,563,000         1,159,000
          Net change in income taxes                       23,056,000         906,000         23,962,000
          Purchases and sales of reserves in place, net    10,795,000         -               10,795,000
          Accretion of discount                            10,456,000        1,206,000        11,662,000
          Changes in production rates, and other           (7,837,000)      (1,144,000)       (8,981,000)

                                                           ----------        ---------        ----------
          Balance, end of year                           $ 74,503,000      $ 7,464,000      $ 81,967,000
                                                           ==========        =========        ==========
                                                                               1992
                                                           ---------------------------------------------
                                                              U.S.             Canada           Total
                                                           ----------        ---------        ----------
   Principal sources of changes in future
    net cash flows:
       Balance, beginning of year                        $ 74,503,000      $ 7,464,000      $ 81,967,000
       Sales and transfers of oil and gas
          produced, net of production costs               (17,125,000)        (542,000)      (17,667,000)
       Net changes in prices and production
          costs                                             2,968,000       (1,904,000)        1,064,000
       Extensions, discoveries and
          improved recovery                                11,633,000        2,039,000        13,672,000
       Expenditures incurred that reduce
          future development costs                         11,893,000         -               11,893,000
       Revisions to future development costs                6,014,000          -               6,014,000
       Revisions of quantity estimates                      3,592,000       (3,667,000)          (75,000)
       Net change in income taxes                           2,632,000        1,510,000         4,142,000
       Purchases and sales of reserves
          in place, net                                     4,185,000          -               4,185,000
       Accretion of discount                                7,686,000          877,000         8,563,000
       Changes in production rates, and other              (2,714,000)        (312,000)       (3,026,000)

                                                          -----------        ---------       -----------
       Balance, end of year                              $105,267,000      $ 5,465,000      $110,732,000
                                                          ===========        =========       ===========

 -------------------------------------------------------------------------

                                                                               1993
                                                           ---------------------------------------------
                                                              U.S.             Canada           Total
                                                           ----------        ---------        ----------
   Principal sources of changes in future
    net cash flows:
          Balance, beginning of year                     $105,267,000     $  5,465,000      $110,732,000
          Sales and transfers of oil and gas
             produced, net of production costs            (22,796,000)        (216,000)      (23,012,000)
          Net changes in prices and production costs        3,947,000        2,548,000         6,495,000
          Extensions, discoveries and improved recovery    68,726,000                -        68,726,000
          Expenditures incurred that reduce
             future development costs                       7,238,000           74,000         7,312,000
          Revisions to future development costs               923,000           70,000           993,000
          Revisions of quantity estimates                   2,433,000       (1,485,000)          948,000
          Net change in income taxes                      (23,966,000)      (1,780,000)      (25,746,000)
          Purchases and sales of reserves in place, net      (262,000)        (658,000)         (920,000)
          Accretion of discount                            10,835,000          526,000        11,361,000
          Changes in production rates, and other          (10,484,000)        (548,000)      (11,032,000)

                                                          -----------        ---------       -----------
          Balance, end of year                           $141,861,000     $  3,996,000      $145,857,000
                                                          ===========        =========       ===========

                          CABOT OIL & GAS CORPORATION

             PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS


SEC Requirements

      The Pro Forma Combined Financial Statements have been prepared in accordance with the requirements of Item 11 of Regulation S-X promulgated by the Securities and Exchange Commission ("SEC). These required statements are presented for informational purposes only and are not indicative of the results of future operations or financial position, nor the results of historical operations and financial position had the merger occurred as of the assumed dates.

Explanatory Notes

      The following Pro Forma Condensed Consolidated Financial Statements are presented to show the pro forma effect of a merger between a Company subsidiary and Washington Energy Resources Company ("WERCO"). The transaction will be reported using the purchase method of accounting.

      The Pro Forma Condensed Consolidated Balance Sheet has been prepared assuming that the WERCO merger had occurred at March 31, 1994. The Pro Forma Condensed Consolidated Statements of Income have been prepared assuming that the WERCO merger had occurred at the beginning of the periods presented. Pursuant to the SEC's regulations, permitted pro forma adjustments include only the effects of events directly attributable to a transaction that are factually supportable and, for income accounts, are expected to have a continuing impact.

      The Pro Forma Condensed Consolidated Financial Statements should be read in conjunction with the historical consolidated financial statements included in the Company's Annual Report on Form 10-K for the year ended December 31, 1993 and WERCO's historical consolidated financial statements included elsewhere herein.

                CABOT OIL & GAS CORPORATION AND SUBSIDIARIES
          UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                            As of March 31, 1994
                               (In Thousands)

                                                  Historical               Pro Forma
                                           ---------------------     --------------------------
                                              COGC       WERCO       Adjustments   Consolidated
                                           ---------   ---------     -----------   ------------
 ASSETS

 CURRENT ASSETS
  Cash and Cash Equivalents                   $3,275        $578          ($430)(a)      $3,423
  Accounts Receivable                         34,889      19,446         (3,772)(a)      50,563
  Inventories                                  2,794         778           (373)(a)       3,199
  Other                                          752       1,217           (620)(a)       1,349
                                           ---------   ---------     ----------     -----------
     Total Current Assets                     41,710      22,019         (5,195)         58,534

 PROPERTIES AND EQUIPMENT                    404,084     160,984         28,225 (a)     593,293
 OTHER ASSETS                                     77         885                            962
                                           ---------   ---------     ----------     -----------
  TOTAL ASSETS                              $445,871    $183,888        $23,030        $652,789
                                           =========   =========     ==========     ===========
 LIABILITIES AND STOCKHOLDERS' EQUITY

 CURRENT LIABILITIES
  Short-Term Debt                             $2,570                                      2,570
  Accounts Payable                            31,583      23,760         (4,393)(a)      50,950
  Accrued Liabilities                         10,802       4,742            626 (a)      16,170
  Notes and accounts payable to WECO                      98,877        (98,877)(a)
                                           ---------   ---------     ----------     -----------
     Total Current Liabilities                44,955     127,379       (102,644)         69,690

 LONG-TERM DEBT                              156,000         336         63,661 (a)     219,997
 DEFERRED INCOME TAXES                        81,502      18,334          2,393 (a)     102,229
 OTHER DEFERRED LIABILITIES                    5,986                                      5,986
 STOCKHOLDERS' EQUITY
  Preferred Stock                                 69                        113 (a)         182
  Common Stock                                 2,058          10            204 (a)       2,272
  Additional Paid-In Capital                 143,304      38,990         58,142 (a)     240,436
  Retained Earnings (Deficit)                 11,997      (1,161)         1,161 (a)      11,997
                                           ---------   ---------     ----------     -----------
     Total Stockholders' Equity              157,428      37,839         59,620         254,887
                                           ---------   ---------     ----------     -----------
  TOTAL LIABILITIES AND STOCKHOLDERS'
     EQUITY                                 $445,871    $183,888        $23,030        $652,789
                                           =========   =========     ==========     ===========

  COGC follows the successful efforts method of accounting for oil and gas producing activities.

                CABOT OIL & GAS CORPORATION AND SUBSIDIARIES
            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME

                      Three Months Ended March 31, 1994
                  (In Thousands, Except Per Share Amounts)
                                 (Unaudited)

                                                       Historical                 Pro Forma
                                                 --------------------    -----------------------------
                                                   COGC       WERCO      Adjustments    Consolidated
                                                 --------   ---------    -----------    ------------
OPERATING REVENUES                                 $65,840     $7,922      $1,962 (b)     $83,482
                                                                            7,758 (c)

COSTS AND EXPENSES
  Costs of Natural Gas                              29,062                  7,758 (c)      36,820
  Direct Operations                                  7,459      1,508          26 (d)       8,993
  Exploration                                        1,017                    468 (d)       1,518
                                                                               33 (e)
  Depreciation, Depletion and Amortization           9,220      3,511       1,378 (f)      14,109
  Impairment of Unproved Properties                    720                    250 (f)         970
  General, Administrative and Other                  4,180      1,221        (724)(d)       4,677
  Taxes Other than Income                            2,615      1,316                       3,931
                                                 ---------  ---------    ---------      ---------
                                                    54,273      7,556       9,189          71,018

Gain (Loss) on Sale of Assets                           13                                     13
                                                 ---------  ---------    ---------      ---------

INCOME FROM OPERATIONS                              11,580        366         531          12,477

Other Income (Expense)
  Interest Expense, Net                             (2,877)    (1,321)        685 (i)      (3,513)
  Other, Net                                             -        (33)          0             (33)
                                                 ---------  ---------    ---------      ---------
                                                    (2,877)    (1,354)        685          (3,546)
                                                 ---------  ---------    ---------      ---------
Income (Loss) Before Income Taxes                    8,703       (988)      1,216           8,931
Income Tax Expense (Benefit)                         3,469       (619)        880 (g)       3,730
                                                 ---------  ---------    ---------      ---------

NET INCOME                                           5,234       (369)        336           5,201
Dividend Requirement on Preferred Stock                552                    851 (h)       1,403
                                                 ---------  ---------    ---------      ---------
Net Income Available to Common Stockholders         $4,682      ($369)      ($515)         $3,798
                                                 =========  =========    =========      =========

EARNINGS PER COMMON SHARE                            $0.23                                  $0.17

AVERAGE COMMON SHARES OUTSTANDING                   20,584                  2,133          22,717

                CABOT OIL & GAS CORPORATION AND SUBSIDIARIES
            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME

                        Year Ended December 31, 1993
                  (In Thousands, Except Per Share Amounts)
                                 (Unaudited)

                                                    Historical               Pro Forma
                                              --------------------   --------------------------
                                                COGC       WERCO     Adjustments   Consolidated
                                              --------   ---------   -----------   ------------

OPERATING REVENUES                            $164,295     $34,400     $4,584 (b)      $221,717
                                                                       18,438 (c)
COSTS AND EXPENSES
  Costs of Natural Gas                          48,479                 18,438 (c)        66,917
  Direct Operations                             28,681       6,568        182 (d)        35,431
  Exploration                                    6,943                  1,888 (d)         9,220
                                                                          389 (e)
  Depreciation, Depletion and Amortization      31,621      12,634      5,904 (f)        50,159
  Impairment of Unproved Properties              2,834                  1,000 (f)         3,834
  General, Administrative and Other             17,539       3,280     (1,320)(d)        19,499
  Taxes Other than Income                        9,490       4,640                       14,130
                                              --------   ---------   -----------   ------------
                                               145,587      27,122     26,481           199,190

Gain (Loss) on Sale of Assets                    1,299                                    1,299
                                              --------   ---------   -----------   ------------

INCOME FROM OPERATIONS                          20,007       7,278     (3,459)           23,826

Other Income (Expense)
  Interest Expense, Net                        (10,328)     (4,126)     1,580 (i)       (12,874)
  Other, Net                                         -          65          0                65
                                              --------   ---------   -----------   ------------
                                               (10,328)     (4,061)     1,580           (12,809)
                                              --------   ---------   -----------   ------------
Income (Loss) Before Income Taxes                9,679       3,217     (1,879)           11,017
Income Tax Expense (Benefit)                     6,159          65      1,150 (g)         7,374
                                              --------   ---------   -----------   ------------
NET INCOME                                       3,520       3,152     (3,029)            3,643
Dividend Requirement on Preferred Stock          1,432                  3,402 (h)         4,834
                                              --------   ---------   -----------   ------------
Net Income Available to Common Stockholders     $2,088      $3,152    ($6,431)          ($1,191)
                                              ========   =========   ===========   ============

EARNINGS PER COMMON SHARE                        $0.10                                   ($0.05)

AVERAGE COMMON SHARES OUTSTANDING               20,507                  2,133            22,640

                          CABOT OIL & GAS CORPORATION

        NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS


      The accompanying pro forma condensed consolidated financial statements of the Company for the year ended December 31, 1993 and the three months ended March 31, 1994 have been prepared to reflect certain adjustments to the historical consolidated financial statements of the Company, described as follows:

      (a) The merger of a Company subsidiary with Washington Energy Resources Company ("WERCO") has been accounted for in the Pro Forma Condensed Consolidated Financial Statement using the purchase method of accounting. Accordingly, the Company's purchase cost has been allocated to the assets and liabilities of the merged company based upon the estimated fair market value.

      (b) Reflects the elimination of losses attributable to certain transportation and storage contracts and gas price swap agreements that were assumed by Washington Energy Company, the parent company of WERCO.

      (c) Reflects the reclassification of purchased gas costs (netted in brokerage revenue in WERCO's historical presentation) to "Cost of Natural Gas".

      (d) Adjusted to reflect the Company's estimated incremental operating and administrative costs necessary to operate and manage the business.

      (e) Reflects an adjustment to conform the reporting presentation to be consistent with the full cost method of accounting used by the Company.

      (f) Reflects additional levels of depreciation, depletion, and amortization primarily attributable to the purchase price in excess of the historical net book value.

      (g)   Records the income tax provision of the pro forma adjustments.

      (h) Reflects the dividend obligation associated with the additional preferred stock issued in connection with the merger.

      (i) Reflects additional interest expense associated with the increased long-term debt attributable to the merger.

                                  SIGNATURES


            Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       CABOT OIL & GAS CORPORATION



DATE:  JULY 15, 1994
                                       By: /S/ John U. Clarke
                                           ----------------------------------
                                           John U. Clarke
                                           Executive Vice President and Chief
                                           Financial Officer


                                      2